Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-128504, 333-128970 and 333-128988) and on Form S-8 (No. 333-126742) of Extra Space Storage, Inc. of our report dated March 10, 2005 relating to the financial statements and financial statement schedule for the year ended December 31, 2004 which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Salt Lake City, Utah
February 28, 2007